UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President of Marketing

On July 30, 2010, the board of directors of TeleNav, Inc. (the “Company”) announced that it had appointed Dariusz Paczuski, age 44, as Vice President of Marketing of the Company effective as of July 27, 2010.

From December 2007 to July 2010, Mr. Paczuski held various positions, including Senior Director of Bing Carrier Strategy and Senior Director of Tellme Consumer Services at Microsoft Corporation. From 2002 to 2007, Mr. Paczuski held various positions, including Vice President, Search Products and Vice President, Product Marketing at AOL Inc. Prior to that time, Mr. Paczuski held positions at Netscape Communications Corporation and General Electric Company. Mr. Paczuski holds a B.S. in Marketing from California State University in Long Beach.

In connection with Mr. Paczuski’s employment with the Company, Mr. Paczuski and the Company entered into an employment offer letter executed on June 28, 2010 (the “Offer Letter”) and a First Year Executive Employment Agreement executed on June 28, 2010 (the “Employment Agreement”), which provide for, among other things the following compensation arrangements:

(i) A base annual salary of $225,000 and an annual incentive opportunity target up to 35% of Mr. Paczuski’s base salary. The annual incentive bonus will be based on the Company’s overall performance and on metrics that are mutually agreed upon between Mr. Paczuski and the Company pursuant to the Company’s 2010 Short Term Incentive Plan.

(ii) A sign-on bonus of $127,000, subject to repayment in full if Mr. Paczuski voluntarily terminates his employment with the Company during the first year of his employment.

(iii) A grant of a time-based option to purchase 80,000 shares of common stock of the Company, which will vest as to 1/4th of the shares subject to the option on the one year anniversary of Mr. Paczuski’s employment start date and 1/36th of the remaining shares subject to the option on each monthly anniversary of Mr. Paczuski’s employment start date.

(iv) A grant of 32,000 restricted stock units, which will vest as to 1/3rd of the shares subject to the restricted stock units each year on the anniversary of Mr. Paczuski’s employment start date.

(v) In the event Mr. Paczuski is terminated other than for Cause (as defined in the Employment Agreement), death or disability, and the termination is not upon or within a two-month period before or a 12-month period after a Change of Control (as defined in the Employment Agreement), then, subject to certain conditions, Mr. Paczuski will be entitled to receive the following:

•	a lump sum severance payment equal to three months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro-rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely at the discretion of the Company’s board of directors or compensation committee); and

•	coverage for a period of up to three months for himself and his eligible dependents under the Company’s medical, dental and vision benefit plans.

(vi) In the event the Company terminates the employment of Mr. Paczuski other than for Cause, death or disability, or if Mr. Paczuski terminates his employment for Good Reason (as defined in the Employment Agreement), and the termination is within a two-month period before or a 12-month period after a Change of Control, then, subject to certain conditions, Mr. Paczuski will be entitled to receive the following:

•	a lump sum severance payment equal to six months of his base salary in effect immediately prior to his termination;

•

a lump sum bonus payment equal to his target bonus as in effect for the year in which the termination occurs, pro rated for the year (and adjusted based on the achievement of applicable performance objectives as determined solely at the discretion of the board of directors or compensation committee);

•	coverage for a period of up to six months for himself and his eligible dependents under the Company’s medical, dental and vision benefit plans; and

•

half of the unvested equity awards held by Mr. Paczuski will immediately vest and become exercisable in full prior to his termination, and the awards will remain exercisable, to the extent applicable, following his termination for the period prescribed in the respective equity plan and agreement for each award.

In order to receive the severance benefits described above upon a termination of Mr. Paczuski’s employment with the Company, Mr. Paczuski is obligated to refrain from soliciting the Company’s employees to leave the Company for a one year period after the termination of his employment, continue to observe and maintain the confidentiality of all confidential and proprietary information and provide the Company with an executed separation agreement and release of claims.

Also in connection with Mr. Paczuski’s employment with the Company, the Company and Mr. Paczuski will enter into an indemnification agreement (the “Indemnification Agreement”), which will provide, among other things, that subject to the procedures set forth in the Indemnification Agreement, the Company will indemnify Mr. Paczuski to the fullest extent permitted by law in the event he was, is or becomes a party to or a participant in, or is threatened to be made a party to or a participant in, a Proceeding (as defined in the Indemnification Agreement), subject to certain conditions as set forth in the Indemnification Agreement. The Indemnification Agreement also provides for the Company to advance expenses to Mr. Paczuski, subject to certain conditions as set forth in the Indemnification Agreement.

The foregoing summary of the Indemnification Agreement, the Offer Letter and the Employment Agreement are qualified in their entirety by reference to the full text of such agreements referenced as Exhibit 10.1, Exhibit 10.17 and Exhibit 10.18 hereto, respectively, and incorporated by reference herein.

Press Release

On July 30, 2010, the Company issued a press release announcing the appointment of Mr. Paczuski as Vice President of Marketing effective as of July 27, 2010, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Description

10.1+		Form of Indemnification Agreement between TeleNav, Inc. and Dariusz Paczuski

10.17	*	Employment Offer Letter executed on June 28, 2010 from TeleNav, Inc. to Dariusz Paczuski

10.18	*	First Year Executive Employment Agreement dated June 28. 2010 by and between TeleNav, Inc. and Dariusz Paczuski

99.1		Press Release dated July 30, 2010

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010
+	Incorporated by reference from Exhibit 10.1 to Form S-1 (File No. 333-162771) dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 2, 2010	By:	/S/ DOUGLAS MILLER
	Name:	Douglas Miller
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Form of Indemnification Agreement between TeleNav, Inc. and Dariusz Paczuski

10.17*	Employment Offer Letter executed on June 28, 2010 from TeleNav, Inc. to Dariusz Paczuski

10.18*	First Year Executive Employment Agreement dated June 28, 2010 by and between TeleNav, Inc. and Dariusz Paczuski

99.1	Press Release dated July 30, 2010

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010
+	Incorporated by reference from Exhibit 10.1 to Form S-1 (File No. 333-162771) dated October 30, 2009